Contract  Number:  C  11494

                       VOICE SOLUTIONS RESELLER AGREEMENT
                            UNITED STATES AND CANADA
                                     between
                                3Com Corporation
                                       and
                                  Air Nexus Inc
                                  -------------
                                   ("Reseller)

This Reseller Agreement ("Agreement") is made effective as of Nov. 23, 1999(the "Effective Date"), by and between 3Com Corporation, a Delaware corporation with lit principal place of business at 5400 Bayfront Plaza, P.O. Box 58145, Santa Clara, CA 95052-8145 ("3Com") and Air Nexus Inc, a Texas corporation with its principal place of business at 333 N. Sam Houston Pkwy East, Suite 870, Houston, TX 77060.

Whereas, 3Com develops, manufactures and markets Voice Solutions products, including selected telephony hardware, related networking equipment and software as listed on the Reseller Price List set forth in Appendix Aattached hereto (the
                                                  ----------
"Products"); and whereas, the Reseller acts as value added reseller for telecommunications hardware, telephony-related hardware and software products and/or other related networking and computer products; and whereas, 3Com and the Reseller desire the Reseller to act as an independent, non-exclusive Reseller of the Products on the terms and conditions set forth in this agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein, 3Com and Reseller agree as follows:

1.     Minimum  Purchase
Reseller intends to purchase from 3Com at least two hundred thousand dollars ($200,000) of Products per year (at the price invoiced to Reseller) during the term of this Agreement, and to use its best efforts to promote the sale of the Products to the satisfaction of 3Com. Reseller's failure to meet the minimum purchase commitment level may result in termination of this Agreement.

2.     Appointment  as  Authorized  3Com  Reseller

     2.1 Grant of Rights. 3Com hereby grants to Reseller, and Reseller hereby accepts from 3Com, a nonexclusive right and license to distribute the Products solely to end-users in the territory set forth on Appendix B.For
                                                                  -----------
purposes of this Agreement, the term "end-user" means any person or entity who obtains a 3Com Product solely to fulfill its own internal needs and not for distribution or resale.

     2.2 Reserved Rights. All rights not specifically granted to Reseller hereunder are reserved by 3Com. Except as expressly provided hereunder in connection with the distribution of the Products, 3Com does not convey any intellectual property rights to Reseller hereunder. 3Com reserves the right to discontinue developing, producing, licensing, or distributing any of the 3Com Products and to modify, replace or add to the 3Com Products in its discretion at any time. 3Com further reserves the right to modify the Product pricing set forth on the Reseller Price List in Appendixat any time. The appointment of
                                         --------
Reseller hereunder does not transfer or create a franchise, equity interest or any other similar right, title or interest in any 3Com Product to Reseller.

3.     Obligations  of  Reseller

     3.1 Promotional Efforts, Sales, Service and Related Activities. Reseller agrees to use commercially reasonable efforts to promote, sell and service the Products in accordance with this Agreement and 3Com's distribution policies as announced from time to time. Reseller agrees to provide a suitable place of business with adequate and efficient sales and service personnel as is appropriate to maximize the sale and support of the Products to Reseller's customers. 3Com, Reseller will comply with the obligations applicable to "3Com dealers" in the Terms and Conditions attached hereto as Appendix C(the "End-User
                                                        ----------
Agreement"). Without limiting the generality of the foregoing, Reseller agrees to honor all requests for repair or replacement made by end-users pursuant to the terms of the End-User Agreement pertaining to the defective units.

     3.2 Compliance with Laws. Reseller will comply with all applicable laws and regulations in performing its duties hereunder and in any of its dealings with respect to 3Com Products.

     3.3 3Com Packaging. The Products will be packaged in accordance with standard commercial practices for domestic shipment. Except as otherwise agreed by the parties in writing, Reseller will distribute 3Com Products with the End-User Agreement and all other packaging, warranties, manuals, disclaimers and license agreements intact as shipped from 3Com.

4.     Obligations  of  3Com

     4.1 Documentation. At no additional charge, 3Com will provide to Reseller complete documentation for each Product and any additional materials relating to Products made available directly by 3Com to resellers and end-users. In the event Reseller desires additional documentation, 3Com. will provide such documentation at prices to be mutually agreed upon by 3Com. and Reseller.

     4.2 Assistance. 3Com will make available by telephone, 24 hours, 7 days a week, a support representative to answer questions regarding 3Com Products, clarify Product data, and make recommendations concerning operating 3Com Products.

5.     Order  Procedure;  Returns

     5.1 Orders. Reseller may place orders for Products by faxing purchase orders to the appropriate order entry location as specified by 3Com from time to time in writing and stating the 3Com. Product number, quantity, applicable price, requested delivery date, bill to and ship to addresses, special shipping instructions (if any), partial/no partials allowed, and any special order handling instructions. The minimum order amount is U.S. $250.00, except in the case of Spares. 3Com may decline to make shipments to Reseller if Reseller is delinquent in making payments to 3Com or is otherwise in breach of this Agreement.

Purchase orders for Products should be submitted to the following location. Ordering locations may change to best fit Reseller's needs. Reseller should check with its 3Com Territory Manager to insure orders are sent to the correct location.

     3Com  Corporation
     Attn.:  Order  Management
     3Com  Drive
     Marlborough,  Massachusetts  01752
     U.S.A.
     FAX:  (508)  323-6058
     Toll-Free  phone  (888)3STATUS  [(888)378-2887]

     5.2 Booking Window. The standard booking window is sixty (60) days from the date of order entry. This may be extended to one hundred twenty (120) days with prior approval in writing from 3Com's Area Sales Manager and beyond 120 days with the approval of the Distribution Services Group ("DSG") Director or if required due to product availability.

     5.3 Rescheduling. Reseller may reschedule shipping within the booking window. Shipments, delayed beyond the booking window will be cancelled and five percent (5 %) cancellation charge will be assessed.

     5.4 3Com Acceptance. Orders shall be subject to written acceptance by 3Com and delivery schedules established in accordance with Product availability and Reseller's credit status. Requested delivery dates may be no less than five
(5) business days after 3Com's receipt of Reseller's purchase order. 3Com will use commercially reasonable efforts to ship on the scheduled dates but will not be liable for failure to do so. All delivery dates are contingent upon receipt of any necessary credit documents or export licenses. If 3Com fails to make Product available on the scheduled ship date, Reseller may reschedule or cancel without charge.

     5.5 CONTROLLING TERMS. Although Reseller may use its standard purchase order and other forms, the terms and conditions of this Agreement will prevail over Reseller's forms and any inconsistent, conflicting or different terms in such form will be of no effect.

     5.6 3COM CANCELLATION. 3Com reserves the right to cancel or suspend any orders placed by Reseller and accepted by 3Com, or refuse or delay shipment thereof, if Reseller fails (1) to make any payment as provided herein or in any invoice; (2) to meet credit or financial requirements established by 3Com; or
(3)  otherwise  to  comply  with  the  terms  and  conditions of this Agreement.

     5.7 RESELLER CANCELLATION. Once an order has been accepted by 3Com, it may not be cancelled by Reseller unless (1) 3Com has failed to ship the order, or any portion thereof, within thirty (30) days of the date of 3Com's confirmation of such order; and (2) Reseller provides written notice of such cancellation, and 3Com acknowledges such cancellation in writing; and (3) 3Com has not yet shipped the order or portion thereof which Reseller desires to cancel.

     5.8  Returns.  Return  of  Product  to  3Com  falls  into  two  categories:

(a) Credit Return Authorizations (CRA) for the return of new/unused Product under the discontinued products and limited product return (where available) provisions of this Agreement, or necessitated by incorrect shipments. Only credit is available for such returns. No refunds will be made. Reseller must obtain a CRA number by contacting 3Com Order Management with all required information.

     (b) Return Material Authorizations (RMA) for the return of Product under warranty or for non-warranty repair. No credit or refunds are allowed except as otherwise provided for in the warranty.

     (c) Shipping cartons that are not marked with a CRA or RMA number will be rejected by 3Com. Materials must be packed securely to avoid physical damage and electrostatic discharge. Products must be shipped to 3Com F.O.B. Destination, within five (5) days of issuance of CRA or RMA number. 3Com accepts no responsibility for damage to goods that are being returned to 3Com. Reseller shall be responsible for insuring the Products and parts while in transit to 3Com.

No  Product  may  be  returned  to  3Com  other  than  as  stated  above.

     6.     PAYMENT  TERMS,  DELIVERY  AND  RISK  OF  LOSS

     6.1 PURCHASE AGREEMENT. Reseller agrees to purchase and to pay for all Products ordered from 3Com, at the purchase prices listed in the Reseller Price List set forth in Appendix Aand on the payment terms set forth in this Section
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6.  Prices  are  subject  to  change  in  accordance  with  Section  7.  1.

     6.2 Delivery. 3Com Products will be shipped Ex Works (1990 Incoterms), 3Com's shipping docks, freight collect. Title and risk of loss shall pass to Reseller upon delivery to the first common carrier, except that shipments to destinations outside of the United States are subject to Section 6.7 - Reservation of Title. Reseller will pay all costs relating to transportation, delivery, duties and insurance. Reseller will be responsible for filing claims relating to any lost or damaged goods. Any additional charges incurred due to expediting will be borne by Reseller.

     6.3 EXPEDITED ORDERS. 3Com will make reasonable efforts to expedite delivery of an "ASAP order" subject to Product availability, but is not obligated to make such delivery on an expedited basis.

     6.4 PAYMENT. Payment terms are net thirty (30) days from the date of invoice. Reseller must give 3Com written notice of any discrepancies among the purchase order, the invoice, and the Products received, within thirty (30) days after receipt of the Products or the invoice, whichever occurs later. Payment is not conditioned upon the Products meeting any acceptance testing procedures Reseller may have. If there is any dispute as to a part of a shipment, Reseller will pay for the undisputed part of that shipment. All payments to 3Com shall be in United States dollars, free of any restrictions and less any Withholding Tax (pursuant to Section 6.8 - Taxes). Reseller may not deduct any debit memos from payment(s) made to 3Com on outstanding invoice(s), unless 3Com is forty-five
(45) days late in issuing a credit associated with such debit memo on a complete and accurate claim submitted by Reseller. The forty-five (45) day period shall commence upon 3Com's receipt of a complete and accurate claim from Reseller. Anticipation of a credit due to Reseller from 3Com does not allow Reseller to extend the agreed upon payment terms in order to apply such anticipated credit to an outstanding invoice.

     6.5 Credit. Credit limits and payment terms decisions are made, at 3Com's sole discretion, by an analysis of Reseller's current and historical financial information, bank references, trade references, payment practices, Reseller's business plan, etc. To facilitate 3Com's determination of credit limits and payment terms, Reseller must provide current financial information to 3Com on an annual basis, or more frequently if so requested, unless such information is readily available from public sources. 3Com may withdraw credit upon notice to Reseller in the event 3Com determines, in its sole discretion, that such credit would create an unreasonable credit risk. In the event an adequate credit limit cannot be granted, is withdrawn or is pending initial credit approval, deliveries will be available by negotiating alternative payment terms such as cash in advance, irrevocable letter of credit with a bank of 3Com's choice, etc.

     6.6 Interest. 3Com reserves the right to charge Reseller interest on any delinquent balance . This interest is computed on a daily basis for each day that the payment is delinquent, at the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate permitted by law.

     6.7 RESERVATION OF TITLE (For Products Delivered Outside of United States). In order to ensure that 3Com is paid for the Products sold or licensed to Reseller, 3Com reserves title in the Products until paid for in full by Reseller. 3Com hereby authorizes Reseller to transfer title to the Products in the ordinary course of its business (except for Software, in which case only title to the media shall pass), provided that in such case, any proceeds from the disposition of such Products shall belong to 3Com to the extent of the sums due by Reseller.

     6.8 TAXES. Reseller is responsible for payment of all taxes of every kind imposed in connection with the sale to Reseller of Products or services or which 3Com may incur in respect of this Agreement (except for taxes imposed on 3Com's income), including all import duties, customs fees, levies or imposts, and all sales, use, value added, gross receipts or other taxes of any nature, and any penalties, interest and collection or withholding costs associated with any of the foregoing items. All such amounts are in addition to other amounts payable hereunder and this obligation shall survive termination or expiration of this Agreement.

If applicable law requires Reseller to withhold any income taxes levied by the authorities in Reseller's country of residence on payments to be made pursuant to this Agreement ("Withholding Tax"), Reseller shall take advantage of the reduced Withholding Tax provided for by the tax treaty then in force between Reseller's country of residence and 3Coms country of residence, and shall be entitled to deduct such Withholding TAX FROM THE PAYMENTS due to 3Com hereunder. Reseller shall promptly effect payment of the Withholding Tax to the appropriate tax authorities and shall transmit to 3Com within thirty (30) business days of such payment official tax receipts or other evidence issued by the appropriate tax authorities sufficient to enable 3Com to support a claim for income tax credits in 3Com's country of residence. Reseller further agrees to assist 3Com, upon request, if 3Com contests, by appropriate legal or administrative proceedings, the validity or amount of the Withholding Tax. In the event 3Com does not receive official tax receipts or other evidence within thirty (30) days, 3Com shall have the right to invoice Reseller for such Withholding Tax and Reseller agrees, to pay such amounts upon receipt of invoice.

Reseller may provide 3Com with a tax exemption certificate acceptable to the taxing authorities in lieu of paying such taxes; however, Reseller shall reimburse 3Com for any fines, penalties, taxes and other charges, including expenses incurred by 3Com, due to Reseller's submission of invalid information.

     6.9 DUTIES AND RELATED IMPORT Fees. Reseller is responsible for fulfilling quota terms, obtaining import licenses, paying import license or permit fees, duties and customs fees (including without limitation government, import, excise, sales, use value-added and other taxes or fees), and preparing and submitting all required documentation in connection with importing the Products.

7.     Price  Changes;  Product  Changes;  and  Discontinued  Products

     7.1 Price Changes. 3Com may increase its published list prices on thirty (30) days' notice. The increased prices will apply to all orders issued after the effective date of the price increase as specified in the notice. Orders issued after the notice date and before the effective date will be at the old lower price provided they are scheduled for shipment within sixty (60) days of the effective date. 3Com may decrease its published list prices at any time with immediate effect and will attempt to provide notice of planned decreases thirty (30) days in advance of such decrease. Price decreases will apply to all orders in the 3Com backlog as of the notice date. Price changes in this Section refer to actual list price changes and are not intended to include any changes in price which occur as a result of exchange rate fluctuations or temporary price changes pursuant to a promotion or 'other special offer.

     7.2 PRODUCT CHANGES. 3Com reserves the right to change, improve or add any new Product at any time. 3Com shall provide written notice of any major changes to Products purchased under this Agreement that affect form, fit or function prior to their implementation.

     7.3 DISCONTINUED HARDWARE PRODUCTS. . 3Com. may discontinue Products at any time on sixty (60) days' written notice of their discontinuance or their removal from the 3Com Price List. In such event, Reseller may exchange discontinued Products shipped to Reseller within ninety (90) days prior to the notice date for the same number of units of the replacement Product if all of the following conditions are met:

     (a) the discontinued Products to be exchanged are new, unused and in factory-sealed boxes;

     (b) the discontinued Products are in Reseller's stock on the date of the notice;

     (c) the exchange takes place within one hundred eighty (180) days of the effective date of the discontinuation;

(d) a non-cancellable order for an equal or greater quantity of the replacement Product is submitted at the time of the exchange; and

     (e) Reseller bears all shipping and other charges in connection with the exchange and follows 3Com's instructions for disposal or return of the discontinued Products.

     If the new Product has a different list price than the discontinued Product, Reseller will be invoiced or credited with the price difference, less the applicable discount. Within seven (7) days after discontinuation notice, Reseller may cancel all backlogged orders for the discontinued Product without penalty.

     If a Product is discontinued and not replaced with another Product, the discontinued Products shipped to Reseller within ninety (90) days prior to the notice of discontinuation may be returned to 3Com for up to one hundred eighty
(180)  days  after  the  effective  date  of the discontinuation, provided that:

     (a) the discontinued Products are new, unused and in factory-sealed boxes;

     (b) the discontinued Products are in Reseller's stock on the date of the notice; and

     (c) Reseller bears all shipping and other charges in connection with the return.

A credit memo for returned Products will be issued in the amount of the lesser of (i) current list price less current discount, or (ii) the price invoiced to and actually paid by Reseller.

     7.4 DISCONTINUED SOFTWARE PRODUCTS. 3Com may discontinue software Products at any time on sixty (60) days' written notice of their discontinuance or their removal from the 3Com Price List. 3Com will give thirty (30) days' notice of the First Customer Shipment ("FCS") of any new software version.

     Orders  for  the  old  version placed prior to FCS will be filled for sixty
(60) days after FCS. Old software versions may be exchanged for the same number of units of the replacement versions if all of the following conditions are met:

     (a) the old version was shipped to Reseller within ninety (90) days prior to the FCS of the new version;

     (b)     the  old  version  is  new,  unused  and  in -factory-sealed boxes;

     (c) the discontinued Products are in Reseller's stock on the date of the notice;

     (d) the exchange takes place within one hundred eighty (180) days of the effective date of the discontinuation;

     (e) a non-cancellable order for an equal or greater quantity of the new version is submitted at the time of the exchange; and

     (f) Reseller bears all shipping charges in connection with the exchange and follows 3Com's instructions for disposal or return of the old version.

If the new software Product has a different price than the discontinued Product, Reseller will be invoiced or credited with the price difference, less the applicable discount. Within seven (7) days after discontinuation notice, Reseller may cancel all backlogged orders for the discontinued Product without penalty.

If a software Product is discontinued and not replaced with a new version, the discontinued version shipped to Reseller within ninety (90) days prior to notice of discontinuation may be returned to 3Com for up to one hundred eighty (180) days after the effective date of the discontinuation, provided that:

(a)     the  software to be returned is new, unused and in factory-sealed boxes;
(b)     the  Products  are  in  Reseller's  stock on the date of the notice; and
(c) Reseller bears all shipping and other charges in connection with the return.

A credit for returned software Products will be issued in the amount of the lesser of (i) current list price less current discount, or (ii) the price invoiced to and actually paid by Reseller.

     7.5 BUNDLED PRODUCTS. If any Product includes both hardware and software components, discontinuation will be treated based on the predominant character of the components, as determined in 3Com's sole discretion.

8.     Trademarks,  Trade  Names  and  Copyrights

     8.1 "3Com Trademarks" means those trademarks, trade names, service marks, slogans, designs, distinctive advertising, labels, logos, and other trade-identifying symbols as are or have been developed and used by 3Com or any of its subsidiaries or affiliate companies anywhere in the world.

     8.2 Reseller acknowledges that all 3Com Trademarks are vested in 3Com absolutely. 3Com authorizes Reseller to use the 3Com name or 3Com Trademarks associated with the Products and services which Reseller is authorized to sell or license within the Territory in the normal course of business during the term of this Agreement for the sole purpose of the sale and distribution of Products and services hereunder. Reseller shall comply with 3Com's then current trademark usage and style guidelines when using the 3Com Trademarks. Reseller shall not use 3Com Trademarks for any other purpose and only in such manner as to preserve all rights of 3Com. When using 3Com Trademarks, Reseller must indicate that 3Com is the owner of the 3Com Trademark(s) and that Reseller is using the 3Com Trademarks with permission from and on behalf of 3Com. Reseller acquires no right to 3Com Trademarks by its use.

     8.3 Reseller shall not remove, alter or modify the serial or identification numbers, labels, 3Com Trademarks or other trade-identifying symbols from Products sold or licensed by 3Com under this Agreement. Reseller shall provide all reasonable assistance, including execution of documents as 'requested by 3Com to protect its trademark rights in the Territory.

     8.4 3COM SHALL HAVE THE SOLE AND EXCLUSIVE RIGHT TO bring legal action in the Territory for infringement with respect to 3Com Trademarks. Reseller shall assist 3Com in such legal proceedings. Reseller shall notify 3Com promptly of any known infringements of 3Com Trademarks.

9.     ASSIGNMENT

This Agreement shall not be assigned by either party without the prior written consent of the other, except that 3Com may assign its rights and obligations hereunder to any subsidiary or affiliate or in connection with a merger or other business combination in which it is not the surviving entity. Any attempted assignment in violation of this provision shall be null and void.

10.     DURATION  AND  TERMINATION  OF  AGREEMENT

          10.1 TERM. The Term of this Agreement shall be one (1) year, commencing on the Effective Date and expiring on the Expiration Date unless otherwise terminated as stated herein. If no Effective Date is stated, this Agreement shall become effective on the date it is executed by the second party. This Agreement may be extended for additional one (1) year terms if agreed to in writing by both parties thirty (30) days prior to the end of its current term. If, prior to the commencement of a subsequent one-year term, 3Com wishes to change any provisions of this Agreement to conform to its then-current practices, 3Com shall give written notice to Reseller at least sixty (60) days prior to an annual anniversary. If Customer objects in writing to the changed provisions, this Agreement will terminate on the upcoming anniversary, unless the parties are still engaging in good faith negotiations regarding any changed provisions, in which case the Agreement will be automatically extended for up to ninety (90) days or until the parties reach agreement or determine that agreement is unattainable. The new provisions will be incorporated into an addendum which will be executed by both parties and will become effective on the anniversary and remain in effect until changed at a subsequent anniversary using the same procedure.

     10.2 TERMINATION FOR CAUSE. Either party may terminate this Agreement at any time upon written notice if the other party (i) is in material breach of its obligations hereunder and fails to cure such breach within thirty
(30) days following written notice of such breach, or (ii) becomes insolvent or files or has filed against it a petition under bankruptcy or insolvency law which remains undismissed after ninety (90) days, makes an assignment for the benefit of creditors or takes any similar action under applicable bankruptcy or insolvency law.

     10.3 TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement, without cause, on thirty (30) days' written notice.

     10.4 Upon expiration or termination, each party shall return to the other any materials of the other, including, without limitation, all Confidential Information.

     10.5 OBLIGATIONS UPON TERMINATION. Termination or expiration shall not relieve either party of the obligation to pay any sums due hereunder. Other obligations which shall survive for a period of five(5) years from the termination of expiration of this Agreement include: security interest, retention of title, indemnities and limitation of liability. Obligations regarding export control regulations and U.S. governmental end users shall survive indefinitely. The warranty and confidentiality provisions shall remain in effect for their stated durations. Regarding warranty provisions, 3Com shall, at its sole discretion, either provide Assistance to Reseller under Section 3.2 for the duration of any end-user warranties from End-User Agreements in effect at the time of termination or upon notice from 3Com to do so, Reseller shall refer, in the manner specified, all requests for warranty support under said End-User Agreements directly to 3Com. Reseller shall cooperate with 3Com in providing records evidencing end-user's entitlement to warranty coverage under the End-User Agreement. Neither party shall be liable to the other for any damages, expenditures, loss of profits or prospective profits or goodwill on account of the termination or expiration of this Agreement pursuant to its terms. Reseller expressly waives any and all rights provided by law or statute for. any indemnity or compensation from 3Com by reason of termination or non-renewal of this Agreement.

     10.6 Cancellation of Pending Orders. All orders or portions thereof remaining unshipped as of the effective date of termination shall automatically be cancelled.

     10.7 Use of Trademarks, etc. Reseller shall cease using any 3Com trademark, logo or trade name.

     10.8 Acceleration of Invoices. All outstanding invoices for the Products shall automatically be accelerated and all such invoices shall become due and payable.

11.     RELATIONSHIP  OF  THE  PARTIES

The parties' relationship is that of independent contractors. Reseller will not have, and will not represent that it has any power, right or authority to bind 3Com, or to assume or create any obligation or responsibility, express or implied, on behalf of 3Com or in 3Com's name, except as expressly provided. Nothing stated in this Agreement shall be construed as constituting Reseller and 3Com as creating the relationships of employer/employee, franchiser/franchisee, or principal/agent between the parties. Neither Reseller nor its employees or agents are, or shall act as, employees of 3Com.

12.     MARKETING  DEVELOPMENT  FUNDS  (MDF)  PROGRAM.

Reseller  may  be  eligible to participate in 3Com's Marketing Development Funds
(MDF) program, as may be in effect from time to time. This is a separate program and document from this Letter, and is not incorporated herein. This program may be modified or terminated by 3Com upon fifteen (15) days notice to Reseller.

13.     LIMITED  PRODUCT  WARRANTY

3Com warrants to Reseller that each product ordered by Reseller under the terms of this Agreement will be packaged with a copy of the End-User Agreement (Appendix C).The End-User Agreement accompanying each Product is 3Com's sole
       -------
warranty  for  such  Product.

Reseller shall pay to 3Com the discounted price of each replacement Product shipped by 3Com pursuant to the End-User Agreement if 3Com does not receive the defective Product being replaced within fourteen (14) days of the date of shipment by 3Com. 3Com shall only be responsible for freight-out charges relating to the shipment of replaced Products.

14.     DISCLAIMER AND LIMITATIONS OF LIABILITY; INDEMNIFICATION BY THE RESELLER

     14.1 DISCLAIMER OF WARRANTIES. AS SET FORTH IN THE END-USER AGREEMENT, THE WARRANTY SET FORTH IN SECTION 13, DOES NOT EXTEND TO ANY PRODUCT, WHICH HAS BEEN DAMAGED AS A RESULT OF (1) ACCIDENT, MISUSE OR ABUSE; (2) FAILURE TO FOLLOW 3COM'S INSTALLATION, OPERATION OR MAINTENANCE INSTRUCTIONS; OR (3) UNAUTHORIZED SERVICE OR PARTS.

     EXCEPT AS STATED IN SECTION 13 HEREOF, 3COM AND ITS AFFILIATES, DISTRIBUTORS AND SUPPLIERS, MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, 3COM DISCLAIMS ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. IF IMPLIED WARRANTIES MAY NOT BE DISCLAIMED UNDER APPLICABLE LAW, THEN ANY IMPLIED WARRANTIES ARE LIMITED IN DURATION TO 90 DAYS AFTER DELIVERY OF THE PRODUCT TO RESELLER. SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS SO THE ABOVE
LIMITATION MAY NOT APPLY. THIS WARRANTY GIVES THE RESELLER SPECIFIC LEGAL RIGHTS, AND THE RESELLER MAY HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

     14.2 EXCLUSIVE REMEDIES AND LIMITATIONS OF LIABILITY. The entire liability of 3Com and its subsidiaries, affiliates and distributors (and the directors, officers, employees, agents and representatives, distributors and suppliers of all of them) and the exclusive remedy of Reseller and, insofar as the End-User Agreement so provides, any End-User, for any damages shall be (1) for failure of products during the Warranty Period, the remedies as set forth in
Section 2 of the End-User Agreement, (2) for infringement, the remedies stated in section 14 hereof or, in the case of End-Users, as set forth in Section 5 of the End-User Agreement, and (3) for claims other than set forth above, 3Com's liability shall be limited to proven direct damages in an amount not to exceed the total amount of payments previously made by Reseller to 3Com under this Agreement. In the event that, notwithstanding this Section 14.2, 3Com is found liable for damages based on failure of the Products during the Warranty Period, 3Com's total liability for each defective Product shall not exceed the discounted price of such defective Product.

     IN NO EVENT, REGARDLESS OF THEORY, SHALL 3COM BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND, OR FOR LOSS OF REVENUE, LOSS OF BUSINESS, LOSS OF DATA OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THE SALE, INSTALLATION, USE, PERFORMANCE, FAILURE OR INTERRUPTION OF ITS PRODUCTS OR SERVICES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, 3COM'S MAXIMUM LIABILITY HEREUNDER SHALL NOT EXCEED THE PURCHASE PRICE OF THE PRODUCTS OR SERVICES PURCHASED OR LICENSED DURING THE TERM OF THIS AGREEMENT. RESELLER HAS ACCEPTED THE DISCLAIMER OF LIABILITY AS PART OF A BARGAIN TO LOWER THE PRICE OF THE PRODUCTS OR SERVICES AND UNDERSTANDS THAT THE PRICE OF THE PRODUCTS OR SERVICES WOULD BE HIGHER IF 3COM WERE REQUIRED TO BEAR ADDITIONAL LIABILITY. THIS DISCLAIMER. OF LIABILITY WILL NOT BE AFFECTED IF ANY REMEDY PROVIDED HEREIN FAILS OF ITS ESSENTIAL PURPOSE.

     14.3 INDEMNIFICATION BY THE RESELLER. Reseller shall indemnify and defend 3Com against all claims, suits, losses, expenses, and liabilities (including 3Com's reasonable attorney's fees) for personal injury, death, and tangible property damage made against 3Com as a result of the negligence, intentional wrongful acts, omissions where there is a duty to act, or misrepresentations of Reseller or any person for whose actions Reseller is legally liable. Reseller shall be solely responsible for any claims, warranties or representations made by Reseller or its employees or agents which differ from the warranty provided by 3Com in the limited warranty included in the packaging of each Product sold or licensed hereunder, or which differ from written documentation provided by 3Com.

15.     PATENT  AND  COPYRIGHT  INDEMNITY

     15.1 Reseller acknowledges 3Com's representation that all Intellectual Property Rights throughout the world are vested in 3Com absolutely, and acknowledges that Reseller has no right, title or interest in any Intellectual Property Rights.

     15.2 3Com shall, at its own expense, defend or settle any suit or proceeding that is instituted against Reseller to the extent such suit or proceeding alleges that any Product sold by 3Com hereunder infringes any duly issued patent or copyright of the United States or the Territory and shall pay all damages awarded therein against Reseller or agreed upon in settlement by 3Com; provided that Reseller (i) gives 3Com immediate notice in writing of any such suit, proceeding or threat thereof, (ii) permits 3Com sole control, through counsel of 3Com's choice, to defend and/or settle such suit and (iii) gives 3Com all the needed information, assistance and authority, at 3Com's expense, to enable 3Com to defend or settle such suit.

     15.3 The above provision shall not apply to and 3Com shall have no liability or obligation for any infringement arising from: (i) any modification, servicing or addition made to the Product by anyone other than 3Com, (ii) the use of such Product as a part of or in combination with any devices, parts or software not provided by 3Com, (iii) compliance with Reseller's design requirements or specifications, (iv) the use of other than the then current unaltered release of the software Product available from 3Com or (v) the use of such Product to practice any method or process which does not occur wholly within the Product. The above exclusions apply to the extent that the infringement would have been avoided but for such modifications, combinations, compliance with specifications, use of other than the current release or practice of such method or process.

     15.4 In the event the use or sale of any Product purchased from 3Com is enjoined, or in the event 3Com wishes to minimize its potential liability hereunder, 3Com may, at its sole option and expense: (i) procure for Reseller the right to use or sell such Product; (ii) substitute a functionally equivalent, non-infringing unit of the Product; (iii) modify such Product so that it no longer infringes but is substantially equivalent in functionality; or
(iv) if none of the foregoing are commercially feasible, take back such Product and refund the purchase price paid by Reseller for such Product depreciated over a five (5) year period using the straight line method. 3Com shall in no event be obligated to accept new orders for Products which are subject to a claim of infringement covered under this Section.

     15.5 THIS SECTION STATES 3COM'S TOTAL RESPONSIBILITY AND LIABILITY, AND THE RESELLER'S SOLE REMEDY, FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT FOR ANY PRODUCTS DELIVERED HEREUNDER OR ANY PART THEREOF AND IS IN LIEU OF AND REPLACES ANY AND ALL OTHER EXPRESS, IMPLIED OR STATUTORY WARRANTIES OR CONDITIONS REGARDING INFRINGEMENT.

16.     License  to  Software;  Protection  of  3Com's  Proprietary  Rights

     16.1 Reseller acknowledges and agrees that the Product includes certain software developed by or licensed to 3Com and that, from time to time, 3Com will furnish certain additional software to Reseller in connection with the performance by Reseller of its obligations under this Agreement (such software being referred to herein as the "Software"). Subject to the terms and conditions contained herein and in Sections I (b) through I (f) of the End-User Agreement, 3Com grants Reseller a personal, non-transferable and non-exclusive license (i) to distribute the Software, in object code form only, to end-users solely as an integral component of the Products and (ii) to use the Software, in object code form only, to configure the Products for end-users solely in accordance with the system documentation accompanying the Software. Reseller agrees that all right, title and interest to such Software shall at all times remain vested in 3Com. Reseller shall have no right whatsoever to receive, review, or otherwise use or have access to the source code of the Software, which Software is permitted to be distributed by Reseller only in object code form as part of the Product. The Software is the exclusive property of 3Com and 3Com licensors and contains valuable proprietary information and trade secrets of 3Com and 3Com's licensors developed at a great cost and expense. Except as expressly authorized by this Agreement or under applicable law, Reseller is not permitted to copy or use the Software in any manner. Without limiting the generality of the foregoing, Reseller agrees that it will not do any of the following: (i) decompile, reverse engineer, disassemble, or otherwise reduce the Software to a human-perceivable form; (ii) transfer the Software from one computer to another, including other servers and/or other storage devices; (iii) transfer the Software to any other party, except when transferring it with the Product in accordance with the terms of this Agreement; or (iv) modify, adapt, translate, rent, sublicense, lease, loan, resell for profit, distribute, network or create derivative works based upon the Software or any part thereof. Reseller shall include on all copies of the documentation for the Software the copyright, trademark and the proprietary rights notices of 3Com and take reasonable steps to ensure that Reseller's employees, consultants or agents who are permitted access to the Software comply with provisions of this Section 15. Reseller shall be liable and Reseller shall indemnify 3Com for all damages, costs, expenses (including attorney's fees and court costs), claims and other expenses in connection with any unauthorized transfer, copying, duplication, reverse engineering, recompilation, reproduction, or other form of unauthorized use or misappropriation (whether directly or indirectly) by the Reseller or any of its employees, agents or representatives of any Software or microprocessor component of the Product.

     16.2 No rights to manufacture, duplicate or otherwise copy or reproduce -any Products are granted by this Agreement.

     16.3 3Com has the right to license any company, within or outside the Territory, to manufacture Products.

     16.3.1 3COM HEREBY GRANTS RESELLER A NON-EXCLUSIVE LICENSE DURING the term and in the Territory of this Agreement to sub-license to eventual End Users the object code of software Products listed in Appendix A in accordance with the terms of 3Com's software license agreement that accompanies such software.

17.     CONFIDENTIAL  INFORMATION

During the course of this Agreement, each party may disclose to the other certain proprietary information (both patentable and unpatentable, including but not limited to, trade secrets, know how, software, source codes, techniques, future product plans, marketing plans, customers, inventions, discoveries, improvements, and research and development data) ("Confidential Information") of a character regarded by the disclosing party as confidential.

Each party and each of its employees or consultants to whom disclosure is made shall hold all Confidential Information and the terms of this Agreement in confidence and shall not disclose such information to any third party or apply it to uses other than the recipient's performance of this Agreement.

Such Confidential Information, if disclosed in writing shall be marked or identified as confidential or a similar designation, or if orally or visually disclosed, shall be identified as the confidential information of the disclosing party at the time of disclosure and then summarized in writing and provided to the recipient in such written form within thirty (30) days after such oral or visual disclosure.

     17.1 Obligation of Confidentiality. Each party agrees that for a period of three (3) years from receipt of Confidential Information from the other party hereunder, it shall use the same degree of care that it utilizes to protect its own information of a similar nature, but in any event not less than reasonable care, to prevent the unauthorized use or the disclosure of such Confidential Information to third parties. The Confidential Information shall be disclosed only to employees and consultants of a recipient with a "need to know" who are instructed to and agree in writing to not disclose third party Confidential Information, and who shall use the Confidential Information only for the purpose set forth above. A recipient may not alter, decompile, disassemble, reverse engineer, or otherwise modify any Confidential Information received hereunder and the mingling of the Confidential Information with information of the recipient shall not affect the confidential nature or ownership of the same as stated hereunder.

     17.2 OWNERSHIP OF CONFIDENTIAL INFORMATION. All Confidential Information is, and shall remain, the property of the disclosing party. Nothing herein shall be construed as granting or conferring any rights by license or otherwise in the Confidential Information except as expressly provided herein. A recipient hereunder acquires only a limited right to use the Confidential Information solely for the purpose of performing its obligations under this Agreement.

     17.3 RETURN OF CONFIDENTIAL INFORMATION. Upon the written request of the disclosing party, or upon the expiration or termination of this Agreement, the recipient shall promptly return all copies of the Confidential Information, in whatever form or media, to the disclosing party. or, at the direction of such party, destroy the same. The recipient shall certify in writing to the other such return or destruction within ten (10) days thereafter.

     17.4 EXCEPTIONS TO OBLIGATION OF CONFIDENTIALITY. This Agreement shall impose no obligation of confidentiality upon a recipient with respect to any portion of the Confidential Information received hereunder which is:

(a) now or hereafter, through no unauthorized act or failure to act on recipient's part, generally known or available;
(b) lawfully known to the recipient without an obligation of confidentiality at the time recipient receives the same from the disclosing party, as evidenced by written records;
(c) hereafter lawfully furnished to the recipient by a third party without restriction on disclosure;
(d) furnished to others by the disclosing party without restriction on disclosure; or
(e) independently developed by the recipient without use of the disclosing party's Confidential Information.

Nothing in this Agreement shall prevent the receiving party from disclosing Confidential Information to the extent the receiving party is legally compelled to do so by any governmental investigation or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the receiving party shall (i) assert the confidential nature of the Confidential Information to the agency, (ii) immediately notify the disclosing party in writing of the agency's order or request to disclose and (iii) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

     17.5 Reseller shall not disclose, advertise or publish the terms or conditions of this Agreement without the prior written consent of 3Com.

18.     GENERAL

     18.1 WAIVER. Any waiver of a default in performance hereunder shall be deemed a waiver of the particular instance only and shall not be deemed a consent to any continuing default. The exercise of any right or remedy provided in the Agreement shall be without prejudice to the fight to exercise any other fight or remedy provided by law or equity. If any provision of this Agreement is found to be invalid, illegal or unenforceable, a modified provision shall be substituted which carries out as nearly as possible the original intent of the parties and the remaining provisions shall in no way be affected thereby.

     18.2 NOTICES. Notices shall be given in writing to the addresses on the first page of this Agreement, or to such other address as shall be given by either party to the other in writing. Notices regarding price changes, product discontinuance, product changes, and logistics center changes may be made via email to the person(s) specified by Reseller from time to time. Any notice. involving non-performance, termination, or renewal shall be sent by recognized overnight courier or within the United States, via certified mail, return receipt requested. All other-notices may be sent by (i) recognized overnight courier or (ii) by fax or email and confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

     18.3 ATTORNEY'S FEES. In any action to enforce this Agreement the prevailing party shall be awarded all court costs and reasonable legal fees incurred.

     18.4 DISPUTE RESOLUTION. The parties will attempt in good faith to promptly resolve any dispute, controversy, or claim ("Dispute") arising out of or relating to this Agreement through negotiations between the parties before resorting to other remedies available to them. Any such Dispute shall be referred to appropriate senior executives (e.g. director or V.P. level) of each party who shall have the authority to resolve the matter. Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in subsequent mediation, other alternate dispute resolution ("ADR"), or litigation. If the senior executives are unable to resolve the Dispute within thirty (30) days from the date of the written communication requesting referral to the executives, and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both parties will share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorney's fees, witness fees, travel expenses, and preparation costs. The parties may also agree to replace mediation with some other form of nonbinding or binding ADR. If the parties agree upon binding arbitration, the power of the arbitrator(s) shall be limited to that possessed by a Superior Court Judge in California and the arbitrator(s) shall be prohibited from awarding damages or remedies in excess of those allowed by the provisions of this Agreement.

Any Dispute which the parties cannot resolve through mediation within two (2) months of the date of the initial demand for it by one of the parties may then be submitted to a court for resolution. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

Any Dispute regarding the following is not required to be negotiated or mediated:, non-payment or late payment; breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others.

     18.5 GOVERNING LAW. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of California, EXCLUDING its conflict of law rules AND THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS. With the exception of the Dispute Resolution provision, above, the Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have non-exclusive jurisdiction and venue over all controversies in connection herewith.

     18.6 SECTION HEADINGS. The section headings contained herein are for reference only and shall not be considered substantive parts of this Agreement.

     18.7 FORCE MAJEURE. Neither party shall be liable to the other for any alleged loss or damage resulting from any delay of performance caused by acts of the other, acts of civil or military authority, governmental priorities, earthquake, fire, flood, epidemic, quarantine, energy CRISIS, STRIKE, LABOR TROUBLE, WAR, RIOT, accident, shortage, delay in transportation, or any other causes beyond the reasonable control of the delayed party

     18.8 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, may be modified only in a writing signed by both parties, and shall supersede any and all other agreements between them regarding such subject matter. Amendments to
                                                                   -------------
this  Agreement  at  the time that it is executed may be made only by a document
 -------------------------------------------------------------------------------
signed  by  both  parties.
 -------------------------


     18.9 DUE EXECUTION. Each person executing this Agreement on behalf of a party represents and warrants that he or she has been duly authorized to execute this Agreement on behalf of the party.

     18.10 PAYMENTS TO THIRD PARTIES. By signing this Agreement, Reseller guarantees to 3Com that no portion of any compensation received from the sale of 3Com Products will be paid directly or indirectly to any third parties who are employees of or have any business or official interest in the affairs of a customer placing an order which is the basis on which compensation is paid. Violation of the terms of this guarantee shall be considered cause for immediate termination (without any cure period) of this Agreement. This provision does not preclude Reseller from participating in organized promotional activities approved by 3Com

     18.11 U.S. GOVERNMENTAL END Users. All 3Com technical data and computer software is commercial in nature and developed solely at private expense. Software is delivered as "Commercial Computer Software" as defined in DFARS 252.227-7014 (June 1995) or as a commercial item as defined in FAR 2. 10 1
(a) and as such is provided with only such rights as are provided in 3Com's standard commercial license for such software. Technical data is provided with limited rights only as provided in DFAR 252.227-7015 (Nov. 1995) or FAR 52.227-14 (June 1987), whichever is applicable. Reseller agrees not to remove, deface or modify any portion of any legend provided on any licensed software or documentation delivered to it under this Agreement.

     18.12 Choice of Language. The original of this Agreement is in English and Reseller waives any right to have it written in any other language. Section headings are for convenience only.

19.     Export  Restrictions

     19.1 GENERAL. Reseller acknowledges that all Products, Spares, technical data, computer software, documentation or other materials supplied hereunder (collectively "Technical Data") and the product thereof are subject to all pertinent import and export laws, rules and regulations of the United States and the Territory, specifically including the provisions of the U.S. Export Administration Regulations ('EAR'). This Agreement is also specifically subject to U.S. Department of Commerce regulations relating to restrictive trade practices or boycotts. In no event shall 3COM BE BOUND by any terms and conditions that contravene such pertinent laws. Reseller agrees TO COMPLY WITH ALL such laws and regulations applicable to the Technical Data and, without limiting the generality of the foregoing, Reseller agrees that, unless prior written authorization is received from the U.S. Department of Commerce, it shall not knowingly export or re-export, directly or indirectly, any Technical Data (or part thereof), or any process or service which is the direct product of the Technical Data to (i) any person or firm on the "Denied Parties List" published by the U.S. Department of Commerce, or to any person or firm on the "Specially Designated Nationals" list published by the U.S. Department of the Treasury, or
(ii) the following nations or nationals thereof- Cuba, Iran, Iraq, Libya, North Korea, Republic of Serbia, Sudan and Syria. All lists of countries contained in this entire Section 12 are accurate as of May 1999. They are subject to change by the U.S. Government and these lists shall be considered updated to be consistent with then-current U.S. law.

     19.2          NON  CIVILIAN/PROLIFERATION  RESTRICTIONS.

     19.2.1 Reseller hereby certifies that, unless prior written authorization is received by Reseller from the U.S. Department of Commerce, it shall not transfer, export or re-export, directly or indirectly, any Technical Data (or part thereof), or any process or service which is the direct product of the Technical Data received under License Exception TSR to any of the following nations or nationals thereof- Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, Cuba, Estonia, Georgia, Iran, Iraq, Kazakhstan, Kyrgystan, Laos, Latvia, Libya, Lithuania, Moldova, Mongolia, North Korea, People's Republic of China, Republic of Serbia, Romania, Russia, Sudan, Syria, Tajikistan, Turkmenistan, Ukraine, Uzbekistan, Vietnam.

     19.2.2 Reseller acknowledges that certain Technical Data supplied hereunder from 3Com are exported under U.S. Export Administration Regulations license exceptions that prohibit the transfer, export or re-export of such Technical Data to military end users for known military uses or to agents or any intermediate entities in the chain of supply. In addition to conventional military activities, Reseller understands that military uses include any proliferation activities and that both uses would require export license approval from the U.S. Government prior to such sale or export in the following destination countries: Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, Estonia, Georgia, Kazakhstan, Kyrgystan, Laos, Latvia, Lithuania,
Moldova, Mongolia, People's Republic of China, Romania, Russia, Tajikistan, Turkmenistan, Ukraine, Uzbekistan, and Vietnam.

     19.2.3 Reseller acknowledges that it will not transfer, export or re-export, without U.S. Government permission, any Technical Data that (i) is destined for any missile technology project, or (ii) will be used in the design development, production or use of missiles, or (iii) will be used in the design development, production, stockpiling or use of chemical or biological weapons, if any such activities are located in any of the following proliferation risk countries: Afghanistan, Algeria, Andorra, Angola, Armenia, Azerbaijan, Bahrain, Belarus, Bulgaria, Burma, Cambodia, People's Republic of China, Comoros, Djibouti, Egypt, Georgia, India, Israel, Jordan, Kazakhstan, Kuwait, Kyrgystan, Lebanon, Micronesia, Moldova, Mongolia, Oman, Pakistan, Qatar, Russia, Saudi Arabia, Taiwan, Tajikistan, Turkmenistan, Ukraine, United Arab Emirates, Uzbekistan, Vanuatu, Vietnam, and Yemen.

     19.2.4 RESELLER acknowledges that specific U.S. Government approval is required prior to transfer, export or re-export of Technical Data if Reseller knows that such Technical Data will be used for nuclear end-uses in any country other than the following nations: Australia, Belgium, Canada, Denmark, France, Germany, Greece, Iceland, Italy, Japan, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Spain, Turkey, United Kingdom and the United States.

3Com may require Reseller to execute an Export/ Re-Export Letter and/or other export paperwork on an annual basis or more frequently when required and may require details on an End User or application when necessary to facilitate the qualification of a transaction for the above-referenced license restrictions. Reseller is responsible for obtaining and providing to 3Com International Import Certificates and/or other support documentation required by 3Com in order to apply for U.S. export licenses.

     19.3 RESPONSIBILITY FOR EXPORT LICENSING. 3Com agrees to use commercially reasonable steps to obtain, at 3Com's expense, all documentation required by the United States Export Administration Regulations and/or other authorities to permit the exportation of Technical Data to Reseller. 3Com shall have no liability or obligation to Reseller if the responsible government authorities decline to issue any such export licenses. ALL ORDERS ISSUED PURSUANT TO THIS AGREEMENT ARE SUBJECT TO THE OBTAINING OF SAID LICENSES.

     19.4 EXPORTER OF RECORD. If Reseller chooses to use a freight forwarder or agent, other than a 3Com preferred freight forwarder to export Technical Data from the United States, Reseller or its properly authorized agent or forwarder must hold a properly executed power of attorney to prepare and sign Shipper's Export Declarations as exporter of record from the United States.

     19.5 ENCRYPTED PRODUCTS. Certain Technical Data provided by 3Com under this Agreement may require that Reseller report all sales, transfers, exports and re-exports to the Bureau of Export Administration, U.S. Department of Commerce, Washington, D.C., USA, identifying the specific End User name, address, country of ultimate destination and quantities shipped, before encrypted Technical Data may be purchased or licensed under 3Com's export licensing approval arrangements with the U.S. Government. With respect to certain technical data that 3Com will communicate to Reseller and require Reseller's written acceptance of additional government imposed requirements or responsibilities prior to release and shipment of orders. These purchases or licenses will be allowed only if they are in full compliance with U.S. law, and if Reseller evidences compliance with all export reporting requirements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

3COM  CORPORATION                  Air  Nexus  Inc

Signature:  /s/  Emad  Zureik      Signature:  /s/  Patrick  C.  Morgan

Printed  Name:  Emad  Zureik       Printed  Name:  Patrick  C.  Morgan

Title:  SALES  CONTROLLER          Title:  President
Date:     11-23-99                 Date:  11-11-99

                                   APPENDIX A

                             See attached price list

                      3Com  Voice  Solutions  VAR  Channel  Price  List


3COM  VOICE  SOLUTIONS  PRODUCTS  GROUP

                                          3Com Voice Solutions VAR Channel Price List


                                                                                           Estimated
3Com 3C                Old NBX           Product Name              Product Discription     "Steet" Pice           VAR Price
 Part                  Part No.
 No.
-------               ---------         -----------------         --------------------      -------------        ------------

3C1O110              700-0002-01        NBX Call Processor           [Description]          $800.00                $    545.00
--------             -----------       -------------------         -------------------     --------------          ----------

3C1O111              720-0001-01        NBX Chassis-APX30M/4          [Description]         $700.00                $    440.65
---------            -----------        -------------------         ------------------     --------------          -----------

3C10112              720-0002-01        NBX Chassis-APX20H/6          [Description]         $3,000.00               $ 1,500.00

3C1O113              720-0003-01        NBX Chassis-APX80H/12         [Description]         $7,900.00               $ 3,900.00

3C1O114              700-0003-01        NBX Analog Line Card          [Description]         $1,100.00               $   695.00

3C1O115              700-0004-01        NBX10base-T Hub Card          [Description]         $400.00                  $  250.00

3C1O118              730-0002-01        NBX T1 Bundle Promotion       [Description]         $4,500.00                $ 3,000.00

3C10121              700-0011-01        NBX Business Phone (Black)    [Description]         $  349.00                $   235.00

3C10122              700-0012-01        NBX Business Phone (White)    [Description]         $  349.00                $   235.00

3C10123              700-0006-01        NBX DSS/BLF Adjunct(Black)    [Description]         $  379.00                $   250.00

3C1O124              700-0007-01        NBX DSS/BLF ADJUNCT (White)   [Description]         $  379.00                $   250.00

3C10125              700-0027-01        NBX POWER ADAPTER             [Description]         $   60.00                $    40.00

3CIO131              700-0028-01        NBX IP Serve Site License     [Description]         $2,000.00                $ 1,200.00

3C10132              700-0029-01        NBX IP On-The-Fly Site        [Description]         $2,500.00                $ 1,500.00
                                               License

3C10133              920-0016-01        IP On-The-Fly upgrade         [Description]         $  600.00                $   400.00
                                           from IP Serve

3C1O134              920-0004-01        APX UPGRADE TO 20H/ 6P        [Description]         $2,500.00                $ 1,500.00
                                             from 30M/ 4P

3C10135              920-0003-01        APX Upgrade to 8OW12P         [Description]         $7,100.00               $  4,260.00
                                             from 30M/4P

3C10136              920-0002-01        APX Upgrade to 80H/           [Description]         $4,200.00               $ 2,520.00
                                       12P from 20H/ 6P

3C10141              7OG-0030-01        NBX ConneXtions 2-            [Description]         $1,700.00               $ 1,000.00
                                          Port License

3C1O142              700-0031-01         NBX ConneXtions 4-           [Description]         $3,400.00               $ 2,000.00
                                            Port License

3C10143              700-0033-01         NBX ConneXtions 8-           [Description]         $6,800.00               $ 4,000.00
                                          Port License

3C1O144              700-0037-01         NBX ConneXtions 16-          [Description]        $13,600.00                $ 8.000.00
                                           Port License

3C1O151              700-0056-01          NBX pcXset 3 user           [Description]        $   500.00                $   300.00
                                             license

3C10152              700-0057-01          NBX pcXset 10 user           [Description]       $1,500.00                 $   900.00
                                             license

3C1O153              700-0058-01          NBX pcXset 25 user           [Description]       $3,400.00                 $ 2,000.00
                                             license

3C10154              7O0-0059-01          NBX pcXset unlimited         [Description]       $6,000.00                 $ 3,500.00
                                            users license

PENDING              655-0038-01          NBX R1.1 RESOURCE            [Description]       $   30.00                 $    30.00
                                            UPGRADE KIT


                                   APPENDIX B

                                    TERRITORY

Territory:     Houston,  TX  and  surrounding  areas

Reseller is hereby expressly prohibited from publishing any pricing for the 3Com Product on the World Wide Web.

                                   APPENDIX C

                         See Attached End User Agreement

                   IMPORTANT: READ BEFORE USING THIS PRODUCT.

                    3COM END USER SOFTWARE LICENSE AGREEMENT
                    TERMS AND CONDITIONS AND LIMITED WARRANTY

READ THE TERMS AND CONDITIONS OF THIS AGREEMENT CAREFULLY BEFORE USING THE 3Com PRODUCT ACCOMPANYING THIS AGREEMENT (THE "PRODUCT"). BY USING THE PRODUCT YOU ARE ACCEPTING AND AGREEING TO BE BOUND BY THIS AGREEMENT. IF YOU ARE NOT WILLING TO BE BOUND BY THE TERMS OF THIS AGREEMENT, YOU SHOULD PROMPTLY RETURN THE UNUSED PRODUCT AND PACKAGING TO THE DEALER THAT SOLD THE PRODUCT TO YOU, AND YOU WILL RECEIVE A REFUND OF THE PURCHASE PRICE. THIS AGREEMENT REPRESENTS THE ENTIRE AGREEMENT CONCERNING THE PRODUCT BETWEEN YOU AND 3Com CORPORATION 3Com AND IT SUPERSEDES ANY PRIOR PROPOSAL, REPRESENTATION, OR UNDERSTANDING CONCERNING THE PRODUCT BETWEEN YOU AND 3Com.

3Com AND YOU, THE PURCHASER, AGREE THAT THE FOLLOWING TERMS AND CONDITIONS (SOMETIMES REFERRED TO HEREIN AS THIS "AGREEMENT") SHALL GOVERN YOUR PURCHASE OF THE PRODUCT FROM AN AUTHORIZED 3Com DEALER. THE TERM "PRODUCT" INCLUDES (I) THE EQUIPMENT ACCOMPANYING THESE TERMS AND CONDITIONS AND (II) THE SOFTWARE INCLUDED IN SUCH EQUIPMENT OR OTHERWISE FURNISHED TO YOU IN CONNECTION WITH YOUR PURCHASE AND/OR USE OF SUCH EQUIPMENT (THE "SOFTWARE). THIS AGREEMENT COVERS PRODUCTS FOR USE ONLY IN THE UNITED STATES AND CANADA.

1.     Software  License.
       ------------------

(a)     License Giant.SUBJECT TO the terms and conditions contained herein, 3Com
        --------------
grants you a personal, non-transferable and non-exclusive license to use the Software, in object code form only, for your internal business needs on a single Product in accordance with the accompanying system documentation (the 'Documentation'). This license grant shall be limited to use with the equipment for which the Software was obtained, or, on a temporary basis, on back-up equipment when the original equipment is inoperable. Use of the Software on multiple processors is prohibited unless otherwise agreed to in writing by 3Com.

(b)     Restrictions.Except  as  expressly authorized by this Agreement or under
        -------------
applicable law, you are not permitted to copy or use the Software in any manner. Without limiting the generality of the foregoing, you agree that you will riot do any of the following: (i) decompile, reverse engineer, disassemble, or otherwise reduce the Software to a human-perceivable form; (ii) transfer the Software from one computer to another, including other servers and/or other storage devices; (iii) transfer the Software to any other party, except when transferring it with the Product in accordance with the terms of this Agreement or (iv) modify, adapt, translate, rent, sublicense, lease, loan, resell for profit, distribute, network or create derivative works based upon the Software or any part thereof.

     Ownership  of  Software.Title to and ownership of the Software shall remain
     ------------------------
with 3Com and its suppliers. This license is not a sale of the Software or any copy.

(d)     Third  Party  Applications.Any third party supplier of computer programs
        ---------------------------
included  in the Software is a third party beneficiary of the provisions of this
Section 1. and such third party may protect its rights in the Software against violations of this license.

(e)  ConfidentialYou  agree  to  maintain  the Software in confidence and to not
     ------------
disclose the Software to any third party without the express written consent of 3Com. You further agree to take all reasonable precautions to preclude access of unauthorized persons to the Software.

(f)     Termination3Com  may  terminate  this Section I and the licenses granted
        -----------
hereby upon the breach by you of any the provisions of this Section 1. Upon such termination, you agree to return the Product, including the Software and all copies and portions thereof, to 3Com.

2.     Limited  Warranty.If  the  Product  does  not  operate in accordance with
       ------------------
3Com's standard specifications or Documentation during the Warranty Period, you must promptly notify the authorized 3Com dealer from whom you purchased the Product. You must provide your authorized 3Com dealer with proof of purchase price and dated invoice. During the Warranty Period, upon being contacted, your authorized 3Com dealer (or another authorized 3Com dealer designated by 3Com) will, at its option, either repair or replace the Product, provided it is delivered at your expense to an authorized 3Com service facility designated by 3Com or your authorized 3Com dealer. Your authorized 3Com dealer (or another authorized 3Com dealer designated by 3Com) will provide you with a replacement Product if either the NCP (Network Call Processor) Card fails and/or If 25% of the system (lines and/or stations) becomes inoperable at ANY TIME DURING THE Warranty Period. You have the right as your exclusive remedy to return the Product to your authorized 3Com dealer (or another authorized 3Com dealer designated by 3Com) for a refund of the purchase price from such authorized 3Com dealer if such authorized 3Com dealer is unable to repair or replace the Product pursuant to the terms of this warranty. You shall bear all shipping, packing, and insurance costs and all other costs, excluding labor and parts, necessary to effectuate repair, replacement or refund under this warranty.

The "Warranty Period" shall commence on the date that the Product was purchased by the authorized 3Com dealer from whom you purchased the Product and shall expire on the second anniversary thereof. At the time of purchase, your authorized 3Com dealer will notify you in writing of the commencement date and the expiration date of the Warranty Period.

Purchased or replacement parts and products may be new, remanufactured or refurbished. Any removed parts and/or Products shall become the property of 3Com.

Coverage under this warranty program shall require the authorized 3Com dealer to contact the 3Com Customer Service Department to generate a Return Merchandise Authorization (RMA) Number for any Product(s) the 3Com Service Representative deems defective.

3.     Warranty  Exclusions.EXCEPT  AS  STATED IN SECTION 2 HEREOf, 3Com AND ITS
       ---------------------
AFFILIATES, DISTRIBUTORS, DEALERS AND SUPPLIERS, MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AND TO THE EXTENT PERM17TED BY APPLICABLE LAW. 3Com DISCLAIMS ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE AND NON4NFRIINGEMENT, IF IMPLIED WARRANTIES MAY NOT BE DISCLAIMED UNDER APPLICABLE LAW, THEN ANY IMPLIED WARRANTIES ARE LIMITED IN DURATION TO 90 (NINETY) DAYS AFTER DELIVERY OF THE PRODUCT TO YOU. SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS SO THE ABOVE LIMITATION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

THE WARRANTY SET FORTH IN SECTION 2 HEREOF, DOES NOT EXTEND TO ANY PRODUCT, WHICH HAS BEEN DAMAGED AS A RESULT OF (1) ACCIDENT, MISUSE OR ABUSE; (2) YOUR FAILURE TO FOLLOW 3Com'S INSTALLATION, OPERATION OR MAINTENANCE INSTRUCTIONS; OR
(3)  UNAUTHORIZED  SERVICE  OR  PARTS.

4.     Post-Warranty  Service.3Com,  highly  recommends  purchasing  an extended
       -----------------------
warranty for all 3Com Products to significantly reduce unexpected repair costs after the Warranty Period. You can purchase a post-warranty service contract from your authorized 3Com dealer Please contact your authorized 3Com dealer for post-warranty service on all 3Com Products.

5.  Infringement.3Com  shall defend you, at 3Com's expense, from and against any
    -------------
claim brought by a third party alleging that the Product infringes any: (i) United States patent issued on or before the commencement date of the Warranty Period; (ii) United States trademark issued on or before the commencement date of the Warranty Period; (iii) copyright, or (iv) trade secret, and shall indemnify you against all damages and costs assessed against you that are payable as part of a final judgment or settlement. The indemnification obligation of this Section 5 shall not apply to any claim arising out of (i) the combination of the Product with other products not claimed to be owned or developed by or on behalf of 3Com; (ii) the modification of the Product, or any part thereof, unless such modification was made by or on behalf of 3Com; (iii) any software or other technology not claimed to be owned by 3Com; or (iv) any infringement caused by your action.

if you seek indemnification pursuant to this Section 5 from or against the assertion of any claim by a third person (a *Third Person Assertion'). you shall give prompt notice to 3Com. Within twenty (20) business days of receipt of notice from you pursuant to this Section 5, 3Com shall have the right exercisable by written notice to you, to assume the defense of a Third Person Assertion. If 3Com assumes such defense, 3Com may select counsel. If 3Com controls the defense of a Third Person Assertion, 3Com shall have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion with your prior written consent, which consent shall not be unreasonably withheld. You shall reasonably cooperate in the defense of any Third Person Assertion.

6.     Exclusive  Remedies  and Limitations of Liability,THE ENTIRE LIABILITY OF
       --------------------------------------------------
3Com AND ITS AFFILIATES, DISTRIBUTORS, DEALERS AND SUPPLIERS (AND THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND AFFILIATES OF ALL OF THEM) AND YOUR EXCLUSIVE REMEDIES FOR ANY DAMAGES SHALL BE (1) FOR FAILURE OF PRODUCTS DURING THE WARRANTY PERIOD, THE REMEDIES STATED IN SECTION 2 HEREOF: (2) FOR INFRINGEMENT, THE REMEDIES STATED IN SECTION 5 HEREOF; AND (3) FOR CLAIMS OTHER THAN SET FORTH ABOVE, 3Com LIABILITY SHALL BE LIMITED TO PROVEN DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED THE ORIGINAL DISCOUNTED PURCHASE PRICE OF THE PRODUCT.

3Com SHALL IN NO EVENT BE LIABLE FOR THE FOLLOWING TYPES OF DAMAGES: (1) INCIDENTAL DAMAGES; (2) SPECIAL OR CONSEQUENTIAL DAMAGES; (3) LOST PROFITS, SAVINGS OR REVENUES OF ANY KIND, INCLUDING WITHOUT LIMITATION LOSS OF DATA, MESSAGES, OR TELEPHONE CALLS, AND (4) CHARGES FOR COMMON CARRIER TELECOMMUNICATIONS SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO PRODUCTS. TO THE EXTENT PERMITTED BY LAW. SUCH DAMAGES ARE HEREBY EXCLUDED BOTH FOR PROPERTY DAMAGE, AND TO THE EXTENT NOT UNCONSCIONABLE, FOR PERSONAL INJURY DAMAGE.

THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY REGARDLESS OF THE CAUSE OF ACTION UNDER WHICH SUCH DAMAGES ARE SOUGHT.

SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

7.     Third  Party  Products.The decision to acquire hardware, software (in any
       -----------------------
form), supplies or service (other than the Product accompanying this Agreement) from parties other than 3Com (*Third Party Products") is yours, even if 3Com helps you identify~ evaluate or select them. EXCEPT AS SPECIFICALLY AGREED TO IN WRITING, 3Com IS NOT RESPONSIBLE FOR, AND EXPRESSLY DISCLAIMS LIABILITY FOR, PERFORMANCE OR QUALITY OF THIRD PARTY PRODUCTS OR THEIR SUPPLIERS; arty claim that you have in connection with the Third Party Products and ANY REMEDIES FOR such claim will be against the supplier of such Third Party Products.

8.     AssignmentYou  may  not  assign  this  Agreement  (including the licenses
       ----------
granted hereby), either in whole or in part, whether by operation of law or otherwise, without the prior written consent of 3Corn. Any attempt to assign your rights, duties or obligations under this Agreement without such consent shall be null and void. Subject to the foregoing, the rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors and permitted assigns.

9.     General.You acknowledge that you have read this Agreement, understand it,
       --------
and that by using the Product you agree to be bound by the terms and conditions of this Agreement. You assume full responsibility for the use of the Software and agree to use the Software legally and responsibly. This Agreement shall be governed by the substantive laws of the State of California, without regard to conflicts of law principles, except as to copyright matters, which are governed, by federal law. This Agreement is deemed entered into, by both parties, in Santa Clara, California. In the event that any provision of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be enforced to the maximum extent permissible and the remaining provisions of this Agreement shall remain in full force and effect. All rights in the Software not specifically granted in this Agreement are reserved by 3Com, and, except for the express licenses granted herein, no other licenses are granted by 3Com by implication, estoppel or otherwise. You agree not to export the Product, without the express written consent of 3Com.